Exhibit 10.14

Please do not complete this Election Form if the vesting schedule in your Plan applicable to all employer contributions is at least as rapid as Three-Year Cliff Vesting or Six-Year Graded Vesting

PPA VESTING ELECTION FORM

for

Plan Name: K-Swiss 401K and Profit Sharing Plan

Plan Number: 40293

The Pension Protection Act of 2006, or PPA, requires that Nonelective Employer Contributions vest pursuant to a schedule that is at least as rapid as three-year cliff or six-year graded vesting. For a plan not maintained pursuant to a collective bargaining agreement, this new PPA rule is effective with respect to allocations for Plan Years beginning after December 31, 2006. As described in the enclosure, Fidelity will amend the CORPORATEplan for Retirement prototype document to reflect these new vesting requirements within the time limits prescribed by the PPA, taking into account any extensions ultimately available (the “PPA Amendment”).

If the Plan is maintained pursuant to a collective bargaining agreement, you must consult with your attorney to determine when the PPA’s vesting provisions apply to the Plan. If such effective date is later than the first day of the first Plan Year beginning after December 31, 2006, you must complete Section 2 only below.

Otherwise, please use this election form to elect a PPA compliant vesting schedule to be applicable to Nonelective Employer Contribution allocations in the Plan for Plan Years beginning after December 31, 2006, if the vesting schedule is currently not in compliance. Please also elect whether the Plan will follow Fidelity’s general approach and apply the new, PPA compliant vesting schedule to the entire Nonelective Employer Contributions Account balance for Participants with at least one Hour of Service on or after the date the new vesting schedule is applicable or will apply the new, PPA compliant vesting schedule only to allocations for Plan Years beginning on and after the date the new vesting schedule is applicable. As noted in the enclosure, the PPA Amendment will not permit the new, PPA compliant vesting schedule to apply to Participants who do not have an Hour of Service on or after the effective date of the new vesting schedule.

Section 1. Vesting of Nonelective Employer Contributions.

(a) Vesting Schedule Applicable to Nonelective Employer Contributions:

Vesting Schedule for Nonelective Employer Contributions:

☐ Option 1. A Participant’s Account balance derived from Nonelective Employer Contributions shall be fully and immediately vested.

☐ Option 2. A Participant’s Account balance derived from Nonelective Employer

Contributions shall be nonforfeitable upon the Participant’s completion of three years of Vesting Service (Three-Year Cliff Vesting).

☒ Option 3. A Participant’s Account balance derived from Nonelective Employer Contributions shall vest according to the following schedule. (You must check A or B below. If you select B, the percentages you select must be at least as great as those under A for each corresponding number of years of Vesting Service.):

Years of Vesting Service	☒ A. Nonforfeitable Percentage	☐ B. Nonforfeitable Percentage
0	0	☐
1	0	☐
2	20	☐ (must be at least 20)
3	40	☐ (must be at least 40)
4	60	☐ (must be at least 60)
5	80	☐ (must be at least 80)
6	100	☐ (must be 100)

(b) Grandfathered application of Prior Vesting Schedule to Account Balance Derived from Nonelective Employer Contributions for Plan Years Beginning Prior to 2007:

The CPR document will provide that the vesting schedule you selected under Section 1(a) of this Form will apply to an affected Participant’s entire Nonelective Employer Contribution Account balance, unless the Employer elects to grandfather the prior vesting schedule. Therefore, mark the blank below only if you want the election under Section 1(a) of this Form to apply only to the portion of a Participant’s Account balance derived from Nonelective Employer Contributions for Plan Years beginning after December 31, 2006.

☒ The Option elected under Section 1(a) above shall apply to only the portion of a Participant’s Account balance derived from Nonelective Employer Contributions for Plan Years beginning after December 31, 2006.

Section 2. Delayed Effective Date due to a Collective Bargaining Agreement.

☐ The Plan is maintained pursuant to one or more collective bargaining agreements. The Employer has consulted with its attorney, and based on that consultation, has determined that the PPA’s vesting provisions are not effective with respect to the Plan for Plan Years beginning after December 31, 2006. Instead, such provisions are effective with respect to the Plan for Plan Years beginning after December 31st, 200   (cannot be later than December 31, 2008). The Employer hereby agrees to advise Fidelity as soon as practicable regarding the PPA compliant vesting schedule that the Employer will incorporate into the Plan and to timely adopt an amendment reflecting such PPA compliant schedule with Fidelity’s consent, as provided in the Service Agreement with respect to the Plan between the Employer and Fidelity.

Employer: K-Swiss Inc and Subsidiaries

By signing below, I hereby make the following representations on behalf of the Employer and by which the Employer shall be bound:

1.	I have been duly authorized by the Employer to execute this PPA Vesting Election Form on behalf of the Employer.

2.	The Employer understands that the elections contained herein are binding on the Employer and that Fidelity will operate the Plan in accordance with such elections.

3.	The Employer will adopt amendments to the Plan reflecting the elections contained herein at a time and in a form compliant with any and all legal requirements applicable to a plan qualified under Code Section 401 (a).

4.	The Employer understands that it should consult its attorney with respect to the elections contained herein.

Signature of the Duly Authorized Individual:	Date:

/s/ George Powlick	10/25/2006
Title: VP-Finance

NOTE: RETURN THE COMPLETED ELECTION FORM VIA FAX to 1-800-786-5158 NO LATER THAN NOVEMBER 1, 2006.

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